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                                                                    Exhibit 10.1

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                           SECURED TERM LOAN AGREEMENT

                          dated as of December 6, 2002

                                      among

                              PLAINS RESOURCES INC.
                                as the Borrower,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,

                                BANK OF MONTREAL,
                acting through certain U.S. branches or agencies,
                             as Administrative Agent

                                  BANK ONE, NA
                              as Syndication Agent

                                       and

                           WELLS FARGO BANK TEXAS, NA,
                             as Collateral Agent and
                               Documentation Agent

                         _______________________________

              BMO Nesbitt Burns and Banc One Capital Markets, Inc.
                   as Co-Lead Arrangers and Joint Bookrunners

================================================================================

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                           SECURED TERM LOAN AGREEMENT

     THIS SECURED TERM LOAN AGREEMENT, dated as of December 6, 2002, is among PLAINS RESOURCES INC., a Delaware corporation (the "Borrower"), BANK OF MONTREAL, acting through certain of its U.S. branches or agencies ("Bank of Montreal"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BANK ONE, NA, as syndication agent (in such capacity, the "Syndication Agent"), WELLS FARGO BANK TEXAS, NA, as collateral agent (in such capacity, the "Collateral Agent") and documentation agent (in such capacity, the "Documentation Agent") and the various commercial lending institutions as are or may become parties hereto (collectively, the "Lenders").

                              W I T N E S S E T H:

     WHEREAS, the Borrower is engaged, directly and through its various Subsidiaries, in the business of exploring for, and producing, gathering and marketing, oil and gas and related activities;

     WHEREAS, the Borrower intends to distribute in a tax-free transaction 100% of the Capital Stock of Plains Exploration & Production Company, a Delaware corporation and wholly-owned subsidiary of the Borrower as of the date hereof ("PXP"), to the stockholders of the Borrower as of the record date of December 11, 2002, pro rata;

     WHEREAS, prior to, and in connection with, the distribution by the Borrower of 100% of the Capital Stock of PXP, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans, in a maximum aggregate principal amount not to exceed $45,000,000, will be made to the Borrower on or after the Effective Date in accordance with Section 2.3 of this Agreement, the proceeds of which will be used by the Borrower to make a $40,000,000 capital contribution to PXP and repay a $7,200,000 promissory note payable by the Borrower to PXP (such contribution of $40,000,000 to PXP, such repayment of such $7,200,000 promissory note and such distribution by the Borrower of 100% of the Capital Stock of PXP, herein collectively, the "PXP Spin-off") ;

     WHEREAS, certain subsidiaries of the Borrower have agreed to guaranty the Obligations of the Borrower in consideration of the Commitments from the Lenders to make Loans pursuant to this Agreement; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower; and

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context

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otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agents" means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent. "Agent" means any one of them.

     "Administrative Agent" is defined in the preamble, and includes each other Person as shall have subsequently been appointed as a successor Administrative Agent pursuant to Section 9.4.

     "Agreement" means, on any date, this Secured Term Loan Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to (a) the higher of (i) the rate of interest most recently announced by the Administrative Agent at its Domestic Office as its base rate for Dollar loans made in the United States and
(ii) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum, plus (b) 1.50% per annum. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "Asset" shall mean, as to any Person, all Property of such Person, including, without limitation, the Hydrocarbon Interests, money, Capital Stock, contract rights, franchises, value as a going concern, causes of action, undivided fractional ownership interests, intellectual property rights, and anything of any value which can be made available for, or may be appropriated to, the payment of debts.

     "Assignee Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to the Borrower or any other Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

     "Bank of Montreal" is defined in the preamble.

     "Base Rate Loan" means a Loan bearing interest at the Alternate Base Rate.

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     "Beneficial Owner" means a beneficial owner of Capital Stock as determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all Capital Stock that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

     "Business Day" means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Houston, Texas; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Calumet" means Calumet Florida, L.L.C., a Delaware limited liability company and wholly-owned Subsidiary of the Borrower.

     "Capital Expenditures" means, for any period, the sum of (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "Capital Stock" means, as to any Person, any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person, as well as any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person, and includes any equity security by virtue of the fact that it may be converted or exchanged at the option of the holder for Capital Stock of the Borrower having no preference as to dividends or liquidation over any other Capital Stock of the Borrower.

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time: (a) any evidence of the Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the

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laws of any state of the United States or of the District of Columbia and rated
A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender; or (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means the occurrence of any of the following events:
(a) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes, whether as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases, merger, consolidation or otherwise, the Beneficial Owner of forty percent (40%) or more of the combined voting power of all classes of the Voting Stock of the Borrower and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis;
(b) the sale, lease, conveyance or transfer of all or substantially all of the assets of the Borrower (other than to any wholly-owned Subsidiary of the Borrower) shall have occurred; (c) the stockholders of the Borrower shall have approved any plan of liquidation or dissolution of the Borrower, (d) the Borrower consolidates with or merges into another Person or any Person consolidates with or merges into the Borrower in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Borrower is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock or (B) the holders of the Voting Stock of the Borrower immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction, or (e) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute collectively a majority of the Borrower's Board of Directors then in office. For purposes of this definition, a wholly-owned Subsidiary means any Subsidiary all of the Voting Stock of which (except for director's qualifying shares) is owned directly or indirectly by the Borrower and its other wholly-owned Subsidiaries.

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     "Chief Financial Officer" means the senior executive officer of the
Borrower primarily responsible for the financial affairs of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Agent" is defined in the preamble, and includes each other Person as shall have subsequently been appointed as a successor Collateral Agent pursuant to Section 9.4.

     "Collateral Property" means any Mortgaged Property or Collateral, each as defined in any Security Document.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make a Loan hereunder, expressed as such Lender's Percentage.

     "Commitment Amount" means, relative to any Lender, the amount set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such amount may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

     "Common Units" means the common units representing limited partnership units of Plains All American Pipeline, L.P.

                  "Consolidated Debt Service Coverage Ratio" means, at any particular time, the ratio of (A) the sum of (i) the balance in the Debt Service
     Reserve Account and (ii) Consolidated EBITDAR to (B) Total Debt Service.

     "Consolidated EBITDAR" means, for any period, the consolidated net income of the Borrower and its Subsidiaries for such period (excluding any extraordinary gains and losses from consolidated net income) before deduction for federal and state taxes, interest expense, rental expense and depreciation, depletion and amortization expense and other non-cash charges and expenses incurred by Borrower and its Subsidiaries, all as determined in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, as at any date, the consolidated net worth of the Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

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     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Debt Service Reserve Account" is defined in the Cash Collateral Security and Control Agreement, dated as of December 6, 2002, by and between the Collateral Agent and the Borrower.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

     "Documentation Agent" is defined in the preamble.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 8.1.

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     "Exchange Act" means the United States Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the fee letter dated as of November 27, 2002, between the Borrower and the Administrative Agent with respect to fees payable by the Borrower in connection with this Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2002 Fiscal Year") refer to the Fiscal Year ending on December 31st, occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Governmental Authority" means the government of the United States or any other nation or country or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guaranty" means a Guaranty dated as of the date of this Agreement or otherwise delivered pursuant to the Loan Documents, in favor of the Administrative Agent, substantially in the form of Exhibit G, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Guaranties" shall include each and every Guaranty executed and delivered hereunder.

     "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the RCRA; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

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     "Hedge Agreements" means (a) interest rate hedge agreements, interest rate cap agreements, interest rate swap agreements and interest rate collar agreements, or any other similar agreements or arrangements designed to protect such Person against fluctuations in interest rates; or (b) commodity hedge, commodity swap, exchange, forward, futures, collar or cap agreements, fixed price agreements or any other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; or (c) foreign exchange contract, currency hedge agreement, currency option or any other agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates, in each case, as amended, supplemented, restated or otherwise modified from time to time.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Hedge Agreements.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Highest Lawful Rate" is defined in Section 4.11.

     "Hydrocarbons" means oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

     "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired by the Borrower or any of its Subsidiaries in any and all oil, gas and other liquid or gaseous hydrocarbon properties and interests, including without limitation, mineral fee or lease interests, production sharing agreements, concession agreements, license agreements, service agreements, risk service agreements or similar Hydrocarbon interests granted by an appropriate Governmental Authority, farmout, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar interests in Hydrocarbons, including any reserved or residual interests of whatever nature.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or
(c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which

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is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all reimbursement obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;
(e) all Hedging Obligations of such Person; (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (g) all Contingent Liabilities of such Person in respect of any of the foregoing; and (h) all liabilities with respect to unfunded vested benefits under any Plan. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the Stated Maturity Date.

     "Investment" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any Contingent Liability of such Person; and (c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof without adjustment by

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reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Knowledge" means either (a) actual knowledge of a responsible officer of the Borrower or employee of the Borrower charged with responsibility for the matter at issue or in question or (b) knowledge that a prudent responsible officer of the Borrower or employee of the Borrower charged with responsibility for the matter at issue or in question could be expected to discover or otherwise become aware of in the course of conducting the Borrower's business.

     "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

     "Lenders" is defined in the preamble.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to (a) 3.00% per annum, plus (b) the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates per annum for Dollar deposits in immediately available funds in the interbank market as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) or such other page as may replace such page 3750 on such system as at or about 10:00 a.m. Central time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                      LIBO Rate       =            LIBO Rate
                                        -------------------------------
                  (Reserve Adjusted)    1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent, two (2) Business Days before the first day of such Interest Period.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means, with respect to any Person, any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever. For purposes of this Agreement, the term "Lien" shall include any cash deposited as a result of a margin call, but shall exclude contractual provisions contained in any Hedge Agreement establishing margin requirements, set-off rights or netting arrangements, and shall exclude negative pledges.

         "Loan" is defined in Section 2.1.1.

         "Loan Document" means this Agreement, the Notes, each Security Document, the Fee Letter, each Hedge Agreement between any Obligor and any Lender or any Affiliate thereof, and the Borrowing Request, together in each case with all exhibits, schedules and attachments thereto, and all other agreements, documents or instruments from time to time executed or delivered in connection with or pursuant to any of the foregoing.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, financial condition or assets of the Borrower and its Subsidiaries on a consolidated basis; (b) the ability (other than financial) of the Borrower or any other Obligor to perform its obligations under any of the Loan Documents; or (c) the validity or enforceability of the Loan Documents.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means any "mortgage" or "deed of trust" executed and delivered pursuant to Section 7.1.7, in the form and substance acceptable to the Administrative Agent in its reasonable discretion, as amended, supplemented, restated or otherwise modified from time to time.

         "Net Cash Proceeds" means, in connection with the disposition of any assets permitted by Section 7.2.11, the cash proceeds received from such issuance or sale, as applicable, net of all investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith.

         "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means all obligations, Indebtedness and liabilities of the Borrower and each other Obligor or any, some or all of them, to the Agents, the Lenders or any Affiliate of any of the foregoing party to a Hedge Agreement with the Borrower or any other Obligor, or any, some or all of them, now existing or hereafter arising under or in connection with this Agreement, the Notes and each other Loan Document, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligations, Indebtedness and liabilities of the Borrower, and all interest accruing thereon (including any interest that accrues after the commencement of any proceeding by or against the Borrower or any other Person under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other debtor relief law) and all attorneys' fees and other expenses incurred in the collection or enforcement thereof.

         "Obligor" means the Borrower, each Subsidiary Guarantor or each other Person (other than the Agents or the Lenders) obligated under any Loan Document.

         "Oil and Gas Properties" means Hydrocarbon Interests; the Assets now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Assets in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Assets, gas gathering system, rights, titles, interests and estates described or referred to above, including any and all Assets, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Asset (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Organic Document" means, for any Person, its certificate or articles of incorporation, its by-laws, certificate of formation, regulations, limited liability company agreement, partnership agreement, or similar governing document, and all shareholder membership or partnership agreements, voting trusts and similar arrangements.

         "Participant" is defined in Section 10.11.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan," as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage calculated by dividing such Lender's Commitment Amount by the Total Commitment Amount.

         "Permitted Liens" is defined in Section 7.2.3.

         "Person" means any natural person, corporation, partnership, master limited partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plains Holdings Inc." means Plains Holdings Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

         "Plains Holdings LLC" means Plains Holdings LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Plains Holdings Inc.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreement" means each Pledge Agreement and Irrevocable Proxy dated as of the date of this Agreement or otherwise delivered pursuant to the Loan Documents, substantially in the form of Exhibit H, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. The term "Pledge Agreements" shall include each and every Pledge Agreement executed and delivered pursuant to the Loan Documents.

         "Pledged Common Units" means the 4,950,000 Common Units beneficially owned by Plains Holdings LLC and pledged pursuant to a Pledge Agreement hereunder, as such number may be adjusted from time to time.

         "Pledged Common Unit Deficiency" means, as of a given Business Day, the excess, if any, of (x) the outstanding aggregate principal amount of all Loans over (y) the sum of (i) fifty percent (50%) of the Fair Market Value of the Pledged Common Units, and (ii) the balance in the Debt Service Reserve Account as of such date. The "Fair Market Value" of the Pledged Common Units as of any date shall be the closing price of the Common Units on the New York Stock Exchange on such date, as reported by The Wall Street Journal; if the principal market for the Pledged Common Units shall be another national securities exchange or the Nasdaq stock market, then the "Fair Market Value" of the Common Units on any given date shall be the closing price of the Common Units on such date on such principal exchange or market on which the Common Units are then listed or admitted for trading.

         "Pledged Common Unit Deficiency Notice" means notice (i) from the Administrative Agent to the Borrower that a Pledged Common Unit Deficiency then exists, or (ii) as required pursuant to Section 7.1.1(d), from the Borrower to the Administrative Agent that a Pledged Common Unit Deficiency then exists.

         "Pledged Common Unit Deficiency Payment Date" means, with respect to each Pledged Common Unit Deficiency Notice, the earlier to occur of (i) any Business Day within five (5) Business Days of the date of delivery of such Pledged Common Unit Deficiency Notice on which the Borrower makes a mandatory payment in accordance with Section 3.1(c), and (ii) the fifth (5th) Business Day immediately following the date of delivery of such Pledged Common Unit Deficiency Notice.

         "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired.

         "Proved Producing Reserves" means Proved Reserves that are recoverable from existing wells with current operating methods and expenses and are producing.

         "Proved Reserves" means those recoverable Hydrocarbons that have been estimated with reasonable certainty, as demonstrated by geological and engineering data, to be economically recoverable from the Oil and Gas Properties by existing producing methods under existing economic conditions.

         "PXP Spin-off" is defined in the second recital.

         "Quarterly Payment Date" means the last day of each February, May, August, and November or, if any such day is not a Business Day, the next succeeding Business Day.

         "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D of the F.R.S. Board) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Lender of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Deficiency Payment" means, on any Pledged Common Unit Deficiency Payment Date, an amount equal to the Pledged Common Unit Deficiency existing on such Pledged Common Unit Deficiency Payment Date.

         "Required Lenders" means, at any time, Lenders (including the Administrative Agent) holding at least sixty percent (60%) of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least sixty percent (60%) of the Commitments.

         "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally-recognized rating agency.

         "SEC" means the Securities & Exchange Commission.

         "Security Documents" means, individually, (a) any Pledge Agreement and all amendments, supplements, restatements or other modifications made from time to time thereto, (b) any Mortgage and all amendments, supplements, restatements or other modifications made from time to time thereto; (c) each Guaranty Agreement, (d) the Cash Collateral Security and Control Agreement; (e) any additional similar document required by the Administrative Agent pursuant to
Section 7.1.10, and (f) collectively, all of the foregoing.

         "Solvent" means, with respect to any Person at any time, a condition under which: (a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is able to pay all of its liabilities as such liabilities mature; (c) such Person does not intend to, and does not, believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and (d) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

         "Stated Maturity Date" means May 31, 2005.

         "Subordinated Debt" means all unsecured Indebtedness of the Borrower for money borrowed that is subordinated, upon terms satisfactory to the Administrative Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Subsidiary Guarantor" means each of Plains Holdings Inc., Plains Holdings LLC and Calumet.

         "Syndication Agent" is defined in the preamble, and includes each other Person as shall have subsequently been appointed as a successor Syndication Agent pursuant to Section 9.4.

         "Taxes" is defined in Section 4.6.

         "Total Commitment Amount" means, on any date, $45,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Total Debt Service" means, with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (i) the aggregate amount of any payments of principal with respect to any Indebtedness, plus (ii) the aggregate amount of all interest accrued (whether or not paid) or capitalized during such period, on all Indebtedness, plus (iii) the portion of any Capitalized Lease Liabilities allocable to interest expense in accordance with GAAP, plus (iv) the interest portion of any deferred payment obligation, minus (v) to the extent included in the foregoing clause (ii), the non-cash accretion of the discount and amortization of the fees payable hereunder to the Administrative Agent, the Arranger and the Lenders, all determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in the United States ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.

                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1 Commitments. Subject to the terms and conditions of this Agreement (including Article V), each Lender hereby severally agrees to make a Loan to the Borrower as requested under Section 2.3 in a principal amount equal to such Lender's Commitment.

             SECTION 2.1.1 The Loans. The Loans shall be made by the Lenders (relative to such Lender, and of any type, its "Loan") ratably in accordance with their respective Percentages. No amounts paid or prepaid with respect to any Loans may be reborrowed.

             SECTION 2.1.2 Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate original principal amount of all Loans (a) of all Lenders would exceed the Total Commitment Amount, or (b) of such Lender would exceed such Lender's Percentage of the Total Commitment Amount. No Lender's obligation to make its Loan shall be affected by any other Lender's failure to make a Loan; provided, however, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make its Loan as required.

         SECTION 2.2 Reduction of Total Commitment Amount. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the Total Commitment Amount; provided, however, that all such reductions shall require at least three (3) Business Days' prior notice to the Administrative Agent and shall be permanent, and any partial reduction of the Total Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

         SECTION 2.3 Borrowing Procedure. To request a Loan, the Borrower shall irrevocably request that a Borrowing be made in a minimum amount of $5,000,000 and integral multiple of $1,000,000. Such request shall be made by delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. Central time, (x) on the Business Day of such Borrowing in the case of a Base Rate Borrowing and (y) on a Business Day not fewer than three (3) nor more than five
(5) Business Days in advance of a LIBO Rate Borrowing. On or before 11:00 a.m. Central time on such Business Day, each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.

         SECTION 2.4 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. Central time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders; (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing; and (c) notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any LIBO Rate Loan if the Interest Period requested with respect thereto would end after the Stated Maturity Date.

         SECTION 2.5 Funding of the Loans. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligations of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

         SECTION 2.6 Notes. Each Lender's Loan shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Total Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid or otherwise in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

         SECTION 2.7 Termination of Commitments. No Lender shall have any further Commitment from or after the earlier to occur of (a) the date on which its Loan is advanced to the Borrower, and (b) if the PXP Spin-off has not occurred on or before thirty (30) days immediately following the Effective Date, the thirtieth (30/th/) day immediately following the Effective Date.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date. Prior thereto, the Borrower:

               (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders; (ii) all such voluntary prepayments shall require at least three (3) but no more than five (5) Business Days' prior written notice to the Administrative Agent; and
         (iii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000;

               (b) shall repay the original outstanding principal amount of all Loans in ten equal installments of four million five hundred thousand dollars ($4,500,000), on each Quarterly Payment Date beginning February 28, 2003, with the final installment being due and payable on the Stated Maturity Date;

               (c) [Intentionally Omitted];

               (d) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated; and

               (e) shall, on the first Business Day following any disposition of assets (other than dispositions of Hydrocarbons in the ordinary course of business) permitted by Section 7.2.11, make a payment of 100% of the Net Cash Proceeds received from such disposition to be applied to the outstanding Loans; provided, however, that if no Event of Default has occurred and is continuing the Borrower may retain such funds and such payment shall not be required.

Each voluntary prepayment of Loans made pursuant to clause (a) shall be applied, to the extent of such prepayment, in the inverse order of the scheduled repayments of the Loans set forth in clause (b). Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

         SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

           SECTION 3.2.1 Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing to the Borrower accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate from time to time in effect; and (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the LIBO Rate (Reserve Adjusted) for such Interest Period. All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

            SECTION 3.2.2 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the sum of (x) the Alternate Base Rate plus
(y) 2.00% per annum.

            SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication: (a) on the Stated Maturity Date; (b) on the date of any voluntary payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the principal amount paid; (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date; (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and
(f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration. Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3 Fees Pursuant to Fee Letter. The Borrower shall pay the Administrative Agent for its own account, or for the account of each Lender, as the case may be, all fees due and payable pursuant to the Fee Letter.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1 LIBO Rate Lending Unlawful. If any Lender shall determine that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2 Deposits Unavailable. If the Administrative Agent shall have determined that (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative in the relevant market; or (b) by reason of circumstances affecting the relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, (x) the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and (y) all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods with respect thereto.

         SECTION 4.3 Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans to the extent resulting from the introduction of or any change in or in the interpretation of any law (but not any increased costs related to increased capital costs or taxes, except to the extent covered under Sections 4.5 or 4.6 below).

         SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.

         SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall promptly pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. In determining such amount, such Lender may use any method of averaging and attribution that it (in its good faith discretion) shall deem applicable.

         SECTION 4.6 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder and under any other Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (ii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

         SECTION 4.7 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. Central time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative

Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of the amount of such selling Lender's required repayment to the purchasing Lender to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9 Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10 Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the third recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U, in violation of F.R.S. Board Regulation U.

         SECTION 4.11 Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to a Lender, then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this Section 4.11 shall govern and control; (b) the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "Highest Lawful Rate"), and any excess shall be credited to the Borrower by such Lender (or, if such consideration shall have been paid in full, such excess promptly refunded to the Borrower); (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the indebtedness of the Borrower to such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to Section 3.2 together with any other fees payable pursuant to this Agreement and deemed interest under applicable law, exceeds that amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest that would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees that would have been received but for the effect of this Section 4.11.

         SECTION 4.12 Certain Procedures.

               (a) Whenever any Lender wishes to make a claim for the payment of amounts under Sections 4.3, 4.4, 4.5, or 4.6, such Lender shall provide a certificate to the Borrower (with a copy to the Administrative Agent) referencing the applicable Sections, providing reasonable detail regarding the basis and calculation of such amounts, and certifying to the Borrower that such Lender customarily charges such amounts to its other customers in similar circumstances. Any such certificate submitted by such Lender to the Borrower in good faith shall be conclusive and binding or all purposes, absent manifest error, and the Borrower shall pay to such Lender the amounts shown as due on any such certificate within five days after such Lender delivers such certificate.

               (b) Any Lender that becomes aware of circumstances giving rise to any claim for payments under Sections 4.3, 4.4, 4.5, or 4.6 will promptly notify the Borrower in writing of such circumstances. No Lender may make any claim for payments under such Sections for amounts payable under such Sections that were incurred by such Lender before 90 days prior to the delivery of an applicable certificate for such payment under paragraph (a).

               (c) Upon request by the Borrower, any Lender shall take any reasonably requested measures to mitigate the amount of payments due under Sections 4.3, 4.4, 4.5, or 4.6, such as designating different lending offices, if such measures can, in the opinion of such Lender, be taken without such Lender suffering any economic, legal, regulatory or other material disadvantage (provided, however, that no Lender shall be required to designate a funding office that is not located in the United States of America).

               (d) Each Lender agrees that, upon providing any certificate under paragraph (a) above, the Borrower shall have the right upon 30 days advance written notice to the Administrative Agent and such Lender, (i) to replace such Lender under the Loan Documents with another Person reasonably acceptable to the Administrative Agent by causing such Lender to enter into appropriate Lender Assignment Agreements or (ii) to terminate such Lender hereunder and repay all outstanding principal, interest, and other amounts owed under the Loan Documents to such Lender (but not other Lenders) provided that no Event of Default is then in existence.

                                   ARTICLE V

                             CONDITIONS TO BORROWING

         SECTION 5.1 Loans. The obligations of any Lender to make a Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

            SECTION 5.1.1 Resolutions, Official Certificates, Organic Documents, etc. The Administrative Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary certifying that attached thereto are true, correct and complete copies of (a) resolutions of its Board of Directors or other governing body then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; (b) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate; and (c) all Organic Documents of such Obligor. The Administrative Agent shall have received certificates of the appropriate government officials of the state of organization of each

Obligor as to the existence and good standing of such Person, each dated within thirty (30) days prior to the date of delivery pursuant hereto.

          SECTION 5.1.2 Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, its Note duly executed and delivered by the Borrower.

          SECTION 5.1.3 Guaranties and Secured Term Loan Agreement. The Administrative Agent shall have received (a) a Guaranty, dated as of the date hereof, duly executed and delivered by each of Plains Holdings Inc., Plains Holdings LLC, and Calumet and (b) from each party hereto a counterpart of this Agreement, duly executed and delivered on behalf of such party.

          SECTION 5.1.4 Pledge Agreements; Stock Certificates and Blank Powers. The Administrative Agent shall have received counterparts of a Pledge Agreement, each dated as of the date hereof, duly executed and delivered by each of the Borrower, Plains Holdings Inc., and Plains Holdings LLC, together with:

          (a) stock certificates representing all the outstanding Capital Stock of Plains Holdings Inc. and Calumet owned by the Borrower, all of the outstanding Capital Stock of Plains Holdings LLC, owned by Plains Holdings Inc., and certificates representing the Pledged Common Units owned by Plains Holdings LLC as of the date of this Agreement, and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates, or, if any securities pledged pursuant to the Pledge Agreements are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent for the benefit of the Lenders in accordance with the Uniform Commercial Code, as in effect in the State of Texas;

          (b) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under each Pledge Agreement;

          (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of this Agreement, listing all effective financing statements that name the Borrower or any other Obligor (under its present name and any previous names) as the debtor and that are filed in the jurisdictions in which filings will be made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in any Security Document); and

          (d) a detailed written report of the restrictions, if any, placed on the sale of the pledged securities as of the date of this Agreement.

          SECTION 5.1.5 Debt Service Reserve Account. The Borrower and the Collateral Agent shall have entered into the Cash Collateral Security and Control Agreement, dated as of the date hereof, and the Borrower shall have established and funded the Debt Service Reserve Account with a minimum initial balance of $5,000,000, as security for the Obligations.

          SECTION 5.1.6 Financial Reports. The Administrative Agent shall have received (a) the financial statements described in Section 6.5 and (b) copies of all financial statements (including pro forma financial statements), reports, notices and proxy statements sent by Borrower to its respective stockholders during the period from June 30, 2002, to and including the date of this Agreement, and all SEC filings.

          SECTION 5.1.7 Opinions of Counsel. The Administrative Agent shall have received opinions, dated as of a date not later than the date of the Borrowing under this Agreement and addressed to the Administrative Agent and all Lenders, from (i) the general counsel to the Borrower substantially in the form of Exhibit E-1, and (ii) Bracewell & Patterson, L.L.P., special counsel to the Obligors, substantially in the form of Exhibit E-2 hereto.

          SECTION 5.1.8 Fees and Expenses. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

          SECTION 5.1.9 Material Adverse Change. No material adverse change shall have occurred since December 31, 2001, in the financial condition, business, operations, or prospects of the Borrower and its Subsidiaries taken as a whole or in their consolidated assets, liabilities and properties and there shall be no material threatened or pending litigation adversely affecting its consolidated property.

          SECTION 5.1.10 Confirmation of Contingent Liabilities. The Administrative Agent shall have received a summary of all material Contingent Liabilities entered into by Borrower and its Subsidiaries since December 31, 2001.

          SECTION 5.1.11 Hedging Schedule. The Administrative Agent and each Lender shall have received a schedule of all Hedging Agreements to which the Borrower or any of its Subsidiaries is a party, which schedule shall indicate the amount of all Hedging Obligations of the Borrower or its Subsidiaries, as applicable, thereunder as of the date of this Agreement.

          SECTION 5.1.12 Agreements and Documents Affecting the Common Units. The Administrative Agent shall have received a certified copy of the Organic Documents of Plains All American Pipeline, L.P., together with any registration rights agreement and any other agreement or document pertaining to the rights and benefits of ownership of the Common Units.

          SECTION 5.1.13 Representations and Warranties. The representations and warranties set forth in Article VI and in the other Loan Documents shall be true and correct.

          SECTION 5.1.14 Litigation. No labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the Borrower's Knowledge, threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          SECTION 5.1.15 Satisfactory Review and Legal Form. All documents executed or submitted pursuant hereto by and on behalf of Borrower or any other Obligor shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Administrative Agent or its counsel may reasonably request.

          SECTION 5.1.16 Borrowing Request. The Administrative Agent shall have received a Borrowing Request.

          SECTION 5.1.17 Other Documents. The Administrative Agent shall have received such other legal opinions, instruments and documents as any of the Administrative Agent or its counsel may have reasonably requested.

          SECTION 5.1.18 Disclosure Schedule. The Administrative Agent and each Lender shall have received prior to the date of the requested Borrowing under this Agreement, but in no event later than December 11, 2002, a copy of the Borrower's Disclosure Schedule in form and substance satisfactory to the Administrative Agent and each Lender in its respective sole and absolute discretion.

     The Administrative Agent shall notify the Borrower, the Collateral Agent and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.1) at or prior to 2:00 p.m. Central time, on December 31, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Agents and the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agents and each Lender as set forth in this Article VI.

     SECTION 6.1 Organization, etc. Each Obligor is a corporation, partnership or limited liability company validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation. Each Obligor is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which such Obligor owns property or conducts operations to the extent that failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect. Each Obligor has full power and authority and holds all requisite franchises, patents, copyrights, trademarks, trade names or rights thereto, licenses, permits and other approvals (i) to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within such Obligor's powers, have been duly authorized by all necessary action, and do not (a) violate any Obligor's Organic Documents; (b) violate any other contractual restriction, law or governmental regulation or court decree or order binding on or affecting any Obligor or its Assets; or (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties except for Liens granted under the Loan Documents.

     SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by any Obligor of this Agreement, the Notes or any other Loan Document to which it is a party other than recording of Security Documents with appropriate Governmental Authorities.

     SECTION 6.4 Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by each Obligor will, on the due execution and delivery thereof, constitute the legal, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms. Without limiting the foregoing, each Security Document executed by an Obligor constitutes the legal, valid and binding obligation of such Obligor enforceable in accordance with its respective terms, and, subject to Permitted Liens upon proper filing and recording, it will create a valid and perfected first priority security interest in the Assets of such Obligor as provided therein to the extent a first priority security interest can be perfected in such Assets by filing and recording.

     SECTION 6.5 Financial Information. The Borrower has delivered to the Administrative Agent audited consolidated financial statements of the Borrower and its Subsidiaries as of and for the fiscal year ended December 31, 2001, and unaudited consolidated financial statements of the Borrower and its Subsidiaries, as of and for each of the Fiscal Quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. Such financial statements have been prepared in accordance with GAAP and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. To the Borrower's Knowledge, neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as scheduled or referred to or reflected in such financial statements.

     SECTION 6.6 No Material Adverse Change. Since the date of the financial statements described in Section 6.5, there has been no material adverse change in the business, condition (financial or otherwise), operations, assets, properties or prospects of the Borrower and its Subsidiaries.

     SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the Borrower's Knowledge, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation, Labor Controversies") of the Disclosure Schedule.

     SECTION 6.8 Subsidiaries. As of date hereof, the Borrower has no Subsidiaries except those Subsidiaries set forth in Item 6.8 ("Subsidiaries") of the Disclosure Schedule. Except as disclosed in Item 6.8 of the Disclosure Schedule, the Borrower owns, free and clear of Liens, all outstanding Capital Stock of such Subsidiaries (and each such Subsidiary owns, free and clear of Liens, all outstanding Capital Stock of its Subsidiaries) and all such shares of Capital Stock are validly issued, fully paid and nonassessable.

     SECTION 6.9 Ownership of Properties. Each Obligor owns good and marketable title, or valid leasehold interests in, to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like), and free and clear of all limitations and restrictions on, and consent requirements for, disposition or transfer, except as permitted pursuant to Section 7.2.3 and except for imperfections and burdens that do not in the aggregate materially detract from the value thereof. The interests and properties described in Item 6.9 ("Hydrocarbon Interests") of the Disclosure Schedule hereto constitute all the Hydrocarbon Interests owned by the Borrower and the other Obligors as of the Effective Date. The Collateral Property includes all the Capital Stock of each Obligor (other than the Borrower), all Hedge Agreements to which any Obligor is a party and all notes receivable of each Obligor.

     SECTION 6.10 Taxes. Except as set forth in Item 6.10 ("Tax Matters") of the Disclosure Schedule, the Borrower and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

     SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of the Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

          (a) All facilities and Property owned or leased by Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by Borrower and such

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

     Subsidiaries in compliance with all Environmental Laws where the failure to be in compliance could reasonably be expected to have a Material Adverse Effect;

          (b) There are no pending or, to the Knowledge of Borrower, threatened
     (i) claims, complaints, notices or requests for information received by Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints or notices to Borrower or any of its Subsidiaries regarding instances that could give rise to an Environmental Liability for Borrower or any of its Subsidiaries, which in either case could reasonably be expected to have a Material Adverse Effect;

          (c) There have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by Borrower or any of its Subsidiaries which could give rise to an Environmental Liability that could reasonably be expected to have a Material Adverse Effect;

          (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses where the failure to be in compliance could reasonably be expected to have a Material Adverse Effect;

          (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location that is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

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

     SECTION 6.13 Regulations T, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.14 Investment Company Act. No Obligor or Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 6.15 Public Utility Holding Company Act. No Obligor or Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.16 Solvency. Each Obligor is Solvent.

     SECTION 6.17 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other material agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any material agreement or instrument material to its business to which it is a party.

     SECTION 6.18 No Defaults under Other Agreements. Except as disclosed in
Item 6.18 ("Existing Defaults") of the Disclosure Schedule, neither the Borrower nor any of Subsidiary is in default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness in excess of $5,000,000, and no defaults have occurred in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any Indebtedness.

     SECTION 6.19 Compliance with Laws, etc. The Borrower and each Subsidiary has complied with all applicable statutes, rules, regulations, orders and restrictions of any government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Hydrocarbon Interests, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.20 Direct Benefit. The Borrowings hereunder are for the direct benefit of the Borrower. The Borrower and the other Obligors are engaged as an integrated group in the business of oil and gas exploration, production, gathering, marketing and related fields, and any benefits to the Borrower or any other Obligor is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrower and the other Obligors is dependent upon the continued successful performance of the functions of the integrated group as a whole.

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

     SECTION 6.21 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any of the Obligors in writing to any Agent or any Lender for purposes of or in connection with this Agreement, any other Loan Document, or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of any of the Obligors to any Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agents and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect. There is no fact known to any Obligor that has a Material Adverse Effect, or that could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to the Administrative Agent and the Lenders.

                                  ARTICLE VII

                                    COVENANTS

     SECTION 7.1 Affirmative Covenants. The Borrower agrees with the Agents and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

        SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) Interim Financial Statements. As soon as available and in any event within 45 days after the end of each of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (1) consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the Chief Financial Officer, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) and (2) a schedule of all Hedging Obligations of the Borrower and its Subsidiaries in reasonable detail as of the end of such Fiscal Quarter;

          (b) Audited Financial Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, (1) a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and the Required Lenders, together with a certificate from such accountants stating that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of, and for, such Fiscal Year in accordance with GAAP, and (2) a schedule of all Hedging Obligations of the Borrower and its Subsidiaries in reasonable detail as of the end of such Fiscal Year;

          (c) Compliance with Financial Covenants. As soon as available and in any event within 15 days of the delivery to the Administrative Agent of the financial statements described in clauses (a) and (b) above, a certificate executed by the Chief Financial Officer showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4., together with a statement to the effect that the Borrower has not become aware of any Default or Event of Default that has occurred or is continuing, or, if the Borrower has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

          (d) Defaults; Pledged Common Unit Deficiency. As soon as possible and in any event within three (3) days after the occurrence of each Default or a Pledged Common Unit Deficiency, a statement of the Chief Financial Officer setting forth details of such Default or Pledged Common Unit Deficiency, and the action that the Borrower has taken and proposes to take with respect thereto;

          (e) Litigation. As soon as possible and in any event within three days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in
     Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, or (z) any material adverse development with respect to any litigation, action, proceeding or controversy affecting any Obligor that could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

          (f) Reports and Filings. Promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its stockholders generally, and all reports on Forms 10-K, 10-Q and 8-K, as well as all definitive proxy statements and effective registration statements (other than registration statements on Form S-8 or successor forms for sales of securities under Plans) that the Borrower files with the SEC or any national securities exchange;

          (g) Termination of Plans. Immediately upon becoming aware of the institution of any steps by the Borrower or any other Affiliate of the Borrower to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) Notice of Material Adverse Change. As soon as possible and in any event within 10 days after the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

          (i) Press Releases. Upon the release thereof, copies of any press releases or other public announcements of any Obligor; and

          (j) Other. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

          SECTION 7.1.2 Compliance with Laws, Maintenance of Existence, etc. The Borrower will, and will cause each of its Subsidiaries to, (a) comply in all material respects with all applicable laws, rules, regulations and orders; (b) do all things necessary and proper to maintain and preserve its respective corporate or other existence and franchises and privileges in the jurisdiction of its formation and qualify and remain qualified as a foreign entity authorized to do business in each jurisdiction where it has Assets or properties or conducts business, except where a failure to so qualify or remain qualified would not reasonably be expected to have a Material Adverse Effect; and (c) pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

          SECTION 7.1.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its respective properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

          SECTION 7.1.4 Insurance. Each insurance policy covering Collateral Property shall provide that such policy will not be canceled or reduced without thirty (30) days' prior written notice to the Administrative Agent. The Borrower will, within five (5) days of the Effective Date, cause each insurance policy covering Collateral Property to name the Collateral Agent as additional insured and loss payee for the benefit of itself, the Administrative Agent and the Lenders. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

          SECTION 7.1.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records that accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and during the existence of any Default, discuss with Borrower's independent public accountant (and in such situation the Borrower authorizes such independent public accountant to discuss the Borrower's and its Subsidiaries' financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its or their books or other records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section 7.1.5.

          SECTION 7.1.6 Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws where the failure to be in compliance could reasonably be expected to have a Material Adverse Effect; (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Administrative Agent any actions and proceedings relating to compliance with Environmental Laws; and
(c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this
Section 7.1.6.

          SECTION 7.1.7 Agreement to Deliver Mortgages. The Borrower will execute and deliver, no later than forty-five (45) days from the Effective Date such Mortgages, mortgages, deeds, deeds of trust, security agreements, financing statements, continuation statements, extensions agreements and other similar agreements or instruments (in addition to those required to be delivered under Article V) in form and substance satisfactory to the Administrative Agent and the Collateral Agent as are necessary to grant, confirm and perfect, subject to Permitted Liens, first and prior liens or security interests in all of the Oil and Gas Properties of Plains Holdings Inc., Plains Holdings LLC and Calumet. The Borrower also agrees to deliver, whenever requested by the Administrative Agent or the Collateral Agent favorable legal opinions (in addition to those required to be delivered under Article V), addressed to the Lenders, from legal counsel acceptable to the Administrative Agent and Collateral Agent with respect to any Collateral Property, confirming that such Collateral Property is subject to Security Documents securing Obligations that constitute and create legal, valid and duly perfected Liens in such properties and interests and the proceeds thereof, and covering such other matters as the Administrative Agent or the Collateral Agent may request in good faith.

          SECTION 7.1.8 Perfection and Protection of Security Interests and Liens. The Borrower will, and will cause each of its Subsidiaries to, from time to time deliver, or cause to be delivered, to the Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the relevant Person, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which the Administrative Agent or the Collateral Agent requests for the purpose of perfecting, confirming or protecting any Liens or other rights in Collateral Property.

          SECTION 7.1.9 Compliance with Other Contractual Obligations. The Borrower will, and shall cause each of its Subsidiaries to, perform and observe in all material respects all of the covenants and agreements contained in each contract or agreement to which it is a party that are provided to be performed and observed on the part of such Person, taking into account any grace period; and shall diligently and in good faith enforce, using appropriate procedures and proceedings, all of its and its Subsidiaries' material rights and remedies under (including taking all diligent actions required to collect amounts owed to such Person by any other parties thereunder) each such contract or agreement.

          SECTION 7.1.10 Debt Service Reserve Account. If the Debt Service Reserve Account shall contain less than $5,000,000 on any date, the Borrower will promptly notify the Administrative Agent and the Collateral Agent and, within two (2) Business Days, deposit or cause to be deposited additional cash necessary to maintain the Debt Service Reserve Account at a minimum of $5,000,000.

          SECTION 7.1.11 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to effect the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Loan Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request of the Administrative Agent, information that is in the possession of the Borrower or its Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.

          SECTION 7.2 Negative Covenants. The Borrower agrees with the Agents and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

          SECTION 7.2.1 Business Activities. Neither the Borrower nor any of its Subsidiaries shall engage in any line or lines of business activity other than the lines of business conducted by the Borrower and its Subsidiaries as of the Effective Date or business of a type reasonably related to such business.

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

          SECTION 7.2.2 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

            (a)  Indebtedness in respect of the Loans and other Obligations;

            (b) until the thirtieth (30th) day immediately following the Effective Date, Indebtedness under that certain Credit Agreement dated as of July 3, 2002, among PXP (as successor to Plains Exploration & Production, L.P.), as borrower, JPMorganChase Bank, as administrative agent, and the other agents and lenders party thereto from time to time;

            (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

            (d) Indebtedness of the Borrower or any of its Subsidiaries not otherwise permitted under any other clause of this Section 7.2.2, for the purchase price of equipment used in connection with the ownership or operation of the Oil and Gas Properties of such Person, not to exceed $3,000,000 in the aggregate for all such Indebtedness;

            (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

            (f) lease obligations, not to exceed $1,000,000 in any Fiscal Year, arising from the lease of equipment used in the production of oil and gas therefrom in the ordinary course of business of the Borrower and its Subsidiaries;

            (g) lease obligations, not to exceed $1,000,000 in any Fiscal Year, under leases covering the Borrower's or any Subsidiary's business premises;

            (h) Indebtedness not otherwise permitted under this Section 7.2.2 that is created, incurred or assumed after the Effective Date with respect to Capitalized Lease Liabilities or sales leaseback transactions covering assets sold and then leased back; provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed $2,000,000 in the aggregate at any one time outstanding for all such Indebtedness of the Borrower and its Subsidiaries;

            (i) Indebtedness of Subsidiaries of the Borrower to the Borrower or to wholly-owned Subsidiaries of the Borrower or partnerships in which the Borrower owns all the limited partnership interests;

            (j) unsecured Indebtedness of the Borrower or any Subsidiary owing to the Borrower or to any other Subsidiary provided that such other Subsidiary is also a Guarantor;

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

provided, however, that no Indebtedness otherwise permitted by clauses (d), (e),
(f), (g), (h), (i), and (j) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

          SECTION 7.2.3 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except the following which collectively are referred to herein as the "Permitted Liens":

            (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

            (b) Liens securing payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

            (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (d) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

            (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate accruals or reserves are maintained on the books of the Borrower or such Subsidiary, in accordance with GAAP;

            (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (g) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

            (h) Liens securing leases giving rise to Indebtedness allowed under clauses (f) and (g) of Section 7.2.2, but only on the Property under lease;

            (i) easements, rights-of-way, servitudes, permits, reservations, exceptions, covenants and other restrictions as to the use of real property, and other similar encumbrances incurred in the ordinary course of business which, with respect to all of the foregoing, do not secure the payment of Indebtedness and which, in the aggregate, are not

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

     substantial in amount and which do not in any case materially detract from the value of the Asset subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (j) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal, or handling of any Hydrocarbon Interest of the Borrower or any of its Subsidiaries; provided that such agreements are entered into in the ordinary course of business and contain terms customary for such agreements in the industry and provided further that no Liens described in this paragraph (k) shall be granted or created in connection with the incurrence of Indebtedness; and

            (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any of its Subsidiaries in excess of those set forth by regulations promulgated by the F.R.S. Board, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution.

          SECTION 7.2.4  Financial Condition. The Borrower will not permit:

            (a) its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $80,000,000 plus (ii) fifty percent (50%) of any net income earned after December 31, 2002, plus (iii) seventy-five percent (75%) of the net proceeds of any future equity offerings by the Borrower, excluding any future asset impairment write-downs required by GAAP or SEC guidelines and hedging adjustments relating to FAS 133; and

            (b) its Consolidated Debt Service Coverage Ratio as of the end of any fiscal quarter, calculated on a rolling two-Fiscal Quarters basis, to be less than 1.00 to 1.00.

          SECTION 7.2.5 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a)  Investments existing on the Effective Date and identified in
     Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

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

            (b)  Cash Equivalent Investments;

            (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

            (d)  extensions of trade credit in the ordinary course of business;

            (e) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances, provided that the aggregate amount of such loans, advances and other extensions of credit by the Borrower to its Subsidiaries taken as whole shall not exceed $5,000,000 at any one time outstanding;

            (f) the endorsement of negotiable instruments for collection in the ordinary course of business;

            (g)  operating deposit accounts with banks;

            (h)  deposits of cash in the Debt Service Reserve Account;

            (i) other Investments in an aggregate amount at any one time not to exceed $10,000,000; and

            (j) direct or indirect Investments by the Borrower or any other Obligor in Common Units or other Capital Stock of Plains All American Pipeline, L.P., or Plains All American GP, LLC;

     provided, however, that no Investment otherwise permitted by clause (e),
     (i) or (j) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing; further provided, however, that no Investments shall be made in PXP from and after the effective date of the PXP Spin-off.

          SECTION 7.2.6 Restricted Payments, etc. On and at all times after the Effective Date during the existence of an Event of Default or if an Event of Default would result therefrom:

            (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants,

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

     options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

            (b) The Borrower will not, and will not permit any of its Subsidiaries to:

                 (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt;

                 (ii)  redeem, purchase or defease, any Subordinated Debt; or

                 (iii) make any deposit for any of the foregoing purposes.

          SECTION 7.2.7   [Reserved.]

          SECTION 7.2.8 Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $1,000,000 for any Fiscal Year or $3,000,000 during the full remaining term of such arrangements; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

          SECTION 7.2.9 Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

          SECTION 7.2.10 Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (except for the PXP Spin-off),
(ii) acquire any business or Property from, or Capital Stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business and Investments permitted under Section 7.2.5, except that:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into (x) the Borrower if the Borrower shall be the continuing or surviving corporation or (y) any other such Subsidiary, provided that if any such transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation and provided, further, that if any such transaction

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

     shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor and such Subsidiary Guarantor is not the continuing or surviving entity, then the continuing or surviving entity shall have assumed all of such Subsidiary Guarantor hereunder;

            (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower or a wholly-owned Subsidiary of the Borrower, provided that if any such sale is by a Subsidiary Guarantor to a Subsidiary of the Borrower not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty; and

            (c) the Borrower or any Subsidiary of the Borrower may merge or consolidate with any other Person if (x) in the case of a merger or consolidation of the Borrower, the Borrower is the surviving corporation and, in any other case, the surviving corporation is a wholly-owned Subsidiary of the Borrower and (y) after giving effect thereto no Default would exist hereunder.

          SECTION 7.2.11 Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless

            (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.10;

            (b) the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Effective Date, does not exceed $5,000,000; or

            (c) with respect to the sale of Common Units, the Fair Market Value of all Common Units sold from and after the Effective Date shall not exceed $10,000,000 in the aggregate, except to the extent that such excess is used to prepay Loans in accordance with Section 3.1(a);

provided, that the Borrower may effect the PXP Spin-off and such actions shall be excluded from the limitation contained in clause (b) above.

          SECTION 7.2.12 Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, (a) consent to any termination, modification, supplement or waiver of any of the provisions of its charter or by-laws (or equivalent document) in any manner which could have a Material Adverse Effect, (b) amend or modify any indenture or other agreement providing for or otherwise relating to any Subordinated Indebtedness if such amendment or modification will affect or impair the subordination provisions of such indenture or agreement or modify the Persons obligated thereon or the interest rate, amortization, repurchase or redemption provisions or financial covenants of such indenture or agreement, or (c) amend or modify any registration rights agreement (or similar agreement) with respect to the Common Units.

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

          SECTION 7.2.13 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any Affiliate unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary, as the case may be, and is on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than, and is otherwise an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, that the Borrower may effect the PXP Spin-off and such actions shall be excluded from the limitation contained in clause (b) above.

          SECTION 7.2.14 Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by either clause (b) of Section
7.2.2 as in effect on the Effective Date or by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

            (a) the creation or assumption of any Lien upon its Capital Stock, properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary or partnership to make any payment, directly or indirectly, to the Borrower.

          SECTION 7.2.15 Environmental Protection. The Borrower will not, and will not permit any of its Subsidiaries to

            (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in connection with their normal business operations in amounts that will not violate applicable law;

            (b) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material; or

            (c) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely in any material respect to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible that could reasonably be expected to have a Material Adverse Effect.

          SECTION 7.2.16 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or material reporting practices, except as required by GAAP and disclosed to the Administrative Agent, or

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

(b) in tax reporting treatment, except as required by law and disclosed to the Administrative Agent.

          SECTION 7.2.17 Hedge Agreements. Neither the Borrower nor any of its Subsidiaries have entered, and they shall not enter into, Hedge Agreements of the type described in clause (b) of the definition thereof, provided that the Borrower and the Subsidiaries may enter into

            (a) Hedge Agreements that provide for a floor, but not a cap in an amount not to exceed during any calendar year 100% of the Borrower's and its Subsidiaries' total projected production from Oil and Gas Properties, which constitute Proved Producing Reserves for such year, and

            (b) Hedge Agreements which provide for a cap (including fixed price swaps), provided such Hedge Agreements shall not cover during any calendar year more than 75% of the Borrower's and the Subsidiaries' total projected production from Oil and Gas Properties which constitute Proved Producing Reserves for such year; provided that such Hedge Agreements shall be with counterparties that are (i) rated BBB or higher by S&P, (ii) are rated Baa2 and or higher by Moody's or (iii) are acceptable to the Administrative Agent. Such projections shall, at all times, be equal to the projections set out in the most current Reserve Report then available for the Borrower's and the Subsidiaries' Oil and Gas Properties that constitute Proved Producing Reserves.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default."

          SECTION 8.1.1 Non-Payment of Obligations. Any Obligor shall default in the payment or prepayment when due of any principal of or interest on any Loan or under any Loan Document, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

          SECTION 8.1.2 Breach of Representation or Warranty. Any representation or warranty of any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it, or any other writing or certificate furnished by or on behalf of any Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be false or in any material respect incorrect when made or deemed made.

          SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 or Sections 7.1.1(d), 7.1.2(b), and 7.1.5.

          SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained

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

herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to such Obligor by the Administrative Agent.

          SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Obligor having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness, if the effect of such default is to accelerate the maturity of any such Indebtedness, or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become or be declared due and payable prior to its expressed maturity.

          SECTION 8.1.6 Judgments. Any judgment or order for the payment of money in excess of $500,000 (or its equivalent) in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $1,000,000 in the aggregate (regardless of insurance coverage) shall be rendered against any Obligor and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (b) there shall be any period of thirty
(30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          SECTION 8.1.7 Pension Plans. Either of the following events shall occur with respect to any Pension Plan: (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $500,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

          SECTION 8.1.8  Change in Control. Any Change in Control shall occur.

          SECTION 8.1.9 Bankruptcy, Insolvency, etc. Any Obligor shall (a) be liquidated or become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Obligor or Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Obligor or Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each Obligor and Subsidiary hereby expressly authorizes each Agent and Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any

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

dissolution, winding up or liquidation proceeding, in respect of any Obligor or Subsidiary, and, if any such case or proceeding is not commenced by such Obligor or Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Obligor or Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Obligor and each Subsidiary hereby expressly authorizes each Agent and Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any action authorizing, or in furtherance of, any of the foregoing.

          SECTION 8.1.10 Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall cease to be a perfected first priority Lien, subject only to the Permitted Liens.

          SECTION 8.1.11 Attachment, etc. Any Obligor or Subsidiary shall fail to discharge, within a period of thirty (30) days after the commencement thereof, any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $500,000 against any of its assets or properties unless such Obligor or Subsidiary is in good faith contesting such action and taking affirmative steps to discharge the same, and adequate reserves have been set aside in accordance with GAAP.

          SECTION 8.1.12 Pledged Common Units. The outstanding aggregate principal amount of all Loans, shall, on any given date, exceeds the sum of (x) fifty percent (50%) of the Fair Market Value of the Pledged Common Units plus
(y) the balance in the Debt Service Reserve Account as of such date. For the avoidance of doubt, it is expressly agreed that, notwithstanding the cure period of two (2) Business Days following the date of any deficiency with respect to the Debt Service Reserve Account described in Section 8.1.13, there shall be no cure period with respect to the occurrence of an Event of Default under this
Section 8.1.12.

          SECTION 8.1.13 Debt Service Reserve Account. The Debt Service Reserve Account shall contain less than $5,000,000 on any give date, and the Borrower shall not, within two (2) Business Days following the date of such deficiency, deposit or cause to be deposited therein such amounts necessary to maintain the Debt Service Reserve Account at a minimum of $5,000,000.

          SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

          SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of (i) if the Event of Default is of the type described in Section 8.1.12, any Lender, or

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

(ii) if the Event of Default is of any type other that the types described in clauses (a) through (e) of Section 8.1.9 or Section 8.1.12, the Required Lenders, shall, by notice to the Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable without further notice, demand or presentment, and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                   ARTICLE IX

                                   THE AGENTS

          SECTION 9.1 Actions. Each Lender hereby appoints Bank of Montreal as Administrative Agent, Bank One as Syndication Agent and Wells Fargo Bank Texas, NA as Collateral Agent and Documentation Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by any Agent (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto; provided, however, that as to any action with respect to the foreclosure on, or disposition of, the Pledged Common Units under the Pledge Agreement pursuant to which the Pledged Common Units have been pledged to the Collateral Agent, the Collateral Agent shall follow and execute the written instructions then received by the Collateral Agent of any Lender as to the timing, amount and/or method of such foreclosure and/or disposition, provided that in the event that the Collateral Agent shall have received written instructions from more than one Lender and such written instructions differ in any respect, the Collateral Agent shall follow such written instructions in a manner that, to the extent possible, results in the foreclosure and/or disposition of the greatest number of Pledged Common Units at the earliest possible time. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent pro rata according to such Lender's Percentage, whether or not related to any singular, joint or concurrent negligence of the Agents or any of them, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from any Agent's gross negligence or willful misconduct. Neither Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent shall be or become inadequate, in the determination of any Agent, such Agent may call for additional indemnification from the Lenders and cease to do the

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

acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither Agent shall have any duties or responsibilities, except as expressly set forth herein, and neither Agent shall have, or be deemed to have, any fiduciary relationship with any Lender or any other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          SECTION 9.2 Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by (i) 5:00 p.m. Central time, on the day prior to a Borrowing in the case of LIBO Rate Loans and
(ii) 11:00 a.m. Central time, on the day of any Borrowing in the case of Base Rate Loans that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

          SECTION 9.3 Exculpation. Neither of the Agents nor any of their directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. No such inquiry which may be made by any Agent shall obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents, or either of them, believe to be genuine and to have been presented by a proper Person.

          SECTION 9.4 Successors. Either of the Administrative Agent or the Collateral Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders. If either such Agent any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent or Collateral Agent, as the case may be, which shall thereupon become the Administrative Agent or Collateral Agent, as applicable, hereunder. If no successor Administrative Agent or Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Collateral Agent's giving notice of resignation, then the retiring Administrative Agent or Collateral Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, respectively, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administrative Agent or Collateral Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent or Collateral Agent's resignation hereunder as the Administrative Agent or Collateral Agent, respectively, the provisions of
(a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement; and (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

          SECTION 9.5 Loans by the Administrative Agent. Bank of Montreal (and any successor to Bank of Montreal as Administrative Agent) shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Bank of Montreal (and any successor to Bank of Montreal as Administrative Agent) and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Bank of Montreal (and any successor to Bank of Montreal as Administrative Agent) were not the Administrative Agent.

          SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

          SECTION 9.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

          SECTION 9.8 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any obligations, liabilities, responsibilities or duties under this Agreement or the other Loan Documents. Without limiting the foregoing, neither the Documentation Agent nor the Syndication Agent shall have or be deemed to have any fiduciary relationship with any Lender or either of the Administrative Agent or the Collateral Agent. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified or on the Documentation Agent or the Syndication Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

          SECTION 10.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver that would: (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender; or (b) modify this Section 10.1 or Section 8.3 change the definition of "Required Lenders", increase the Total Commitment Amount or the Commitment Amount or Percentage of any Lender, reduce any fees described in Article III, release any collateral security, except as otherwise specifically provided in any Loan Document, or reduce or limit the Obligations of any Subsidiary Guarantor under any Guaranty hereunder, shall be made without the consent of each Lender; (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or any other obligation (or reduce the principal amount of, or rate of interest on, any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; (d) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent or of the Collateral Agent qua the Collateral Agent, shall be made without consent of the Administrative Agent or the Collateral Agent, as the case maybe; or (e) modify Section 10.4 without the consent of the Agents and each Lender. No failure or delay on the part of the Administrative Agent, any Lender or holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          SECTION 10.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and a receipt, demonstrating successful transmission, is received by the sender. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any other Loan Document shall be effective as delivery of an original executed counterpart hereof.

          SECTION 10.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent and the Collateral Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and (b) the filing, recording, refiling or rerecording of each of the Security Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Security Documents, and
(c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document. Each Lender agrees to reimburse the Administrative Agent on demand for such Lender's pro rata share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrower. The Borrower further agrees to pay, and to save the Administrative Agent, the Collateral Agent and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Collateral Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Collateral Agent and such Lender in connection with (x) the negotiation of any restructuring or "work-out," whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

          SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender, the Administrative Agent and the Collateral Agent, and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Collateral Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent or such Lender is party thereto;

            (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          SECTION 10.5 Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Article IX, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

          SECTION 10.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 10.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof. SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

          SECTION 10.9 Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE

A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

          SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

          SECTION 10.11 Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 10.11.

          SECTION 10.11.1 Assignments. Any Lender, (a) with the written consents of the Administrative Agent and, when no Event of Default shall have occurred and be continuing, the Borrower (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions; and (b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $5,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and further, provided, however, that, the Borrower, each other Obligor, the Administrative Agent and the Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender; (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and (iii) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and its Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void.

          SECTION 10.11.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitment, or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document; (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;
(c) the Borrower, the Administrative Agent and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents; (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and (e) the Borrower shall not be required to pay any amount that is greater than the amount which it would have been required to pay had no participating interest been sold.

     SECTION 10.12 Collateral Matters; Hedging Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral Property shall also extend to, and be available on a pro rata basis to, each Person that is a Lender or an Affiliate of a Lender in respect of any Hedging Obligation of Borrower or any of its Subsidiaries owed to such Person, but only while such Person is a Lender or an Affiliate of a Lender.

     SECTION 10.13 Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Collateral Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.14 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE PARTIES HERETO AGREE THAT NOTHING IN THIS SECTION SHALL AFFECT THEIR RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ITS RIGHTS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR TO SUCH PARTY'S PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

     SECTION 10.15 Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWER

HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 10.16 No Oral Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          PLAINS RESOURCES INC., as the Borrower

                                          By:    /s/ John T. Raymond
                                               ------------------------------
                                          Name:  John T. Raymond
                                          Title: President & Chief Executive
                                                 Officer

                                          Address:

                                          Plains Resources Inc.
                                          500 Dallas, Suite 700
                                          Houston, Texas 77002

                                          Telephone No:  (713) 739-6770
                                          Facsimile No.: (713) 654-4915
                                          Attention:     Stephen A. Thorington

                                     BANK OF MONTREAL
                                     acting through its U.S. branches
                                     and agencies, including initially
                                     its Chicago, Illinois branch,
                                     as Administrative Agent


                                     By:    /s/ Joseph A. Bliss
                                        ----------------------------------------
                                     Name:  Joseph A. Bliss
                                     Title: Vice President


                                     Address:

                                     115 South LaSalle Street
                                     11th Floor West
                                     Chicago, Illinois 60603

                                     Telephone No:  (312) 461-5594
                                     Facsimile No.: (312) 750-3456
                                     Attention:     Terri Perez-Ford, Specialist

                                     with copy to:

                                     Bank of Montreal
                                     Houston Agency
                                     700 Louisiana Street
                                     4400 Bank of America Center
                                     Houston, Texas  77002

                                     Telephone No:  (713) 546-9735
                                     Facsimile No.: (713) 223-4007
                                     Attention:     Joseph A. Bliss

Commitment                                BANK OF MONTREAL
                                          as a Lender

$17,000,000

                                          By:    /s/ James V. Ducote
                                             -----------------------------------
                                          Name:  James V. Ducote
                                          Title: Director

                                          Address, Domestic Office and LIBOR
                                          Office:

                                          115 South LaSalle Street
                                          11th Floor West
                                          Chicago, Illinois 60603

                                          Telephone No:  (312) 461-5594
                                          Facsimile No.: (312) 750-3456
                                          Attention:     Terri Perez-Ford,
                                                         Specialist

Commitment                                BANK ONE, NA (Main Office Chicago),
                                          as Syndication Agent and a Lender

$14,000,000

                                          By:     /s/ Dianne L. Russell
                                              ---------------------------------
                                          Name:  Dianne L. Russell
                                          Title: Director

                                          Address:

                                          Bank One, NA
                                          910 Travis, 6/th/ Floor
                                          Houston, Texas 77002

                                          Telephone No:  713-751-7803
                                          Facsimile No.: 713-751-3544
                                          Attention:     Charles Kingswell-Smith

                                          Domestic Office and LIBOR Office:

                                          Bank One, NA
                                          Attn:  April Yebd
                                          1 Bank One Plaza
                                          0634, 1FNP, 10
                                          Chicago, IL  60670
                                          Phone:  312-732-4823
                                          Fax:  312-732-4840

Commitment                               WELLS FARGO BANK TEXAS, NA,
----------
                                         as Collateral Agent, Documentation
                                         Agent and a Lender
$14,000,000

                                         By:     /s/ Paul E. Cornell
                                              ----------------------------------
                                         Name:   Paul E. Cornell
                                         Title: Vice President

                                         Address, Domestic Office and LIBOR
                                         Office:

                                         Wells Fargo Bank Texas, National
                                         Association.
                                         1000 Louisiana, 3/rd/ Floor
                                         Houston, Texas 77002

                                         Telephone No:  713-319-1314
                                         Facsimile No.: 713-739-1087
                                         Attention: Paul A. Squires

-----------
$45,000,000

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